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                                CASH TENDER OFFER

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                              PRESENTATION OUTLINE

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-        PURPOSE OF TENDER

-        TENDER CALENDAR

-        TENDER - LETTERS OF TRANSMITTAL

-        TENDER BUSINESS RULES / REJECTED LETTER OF TRANSMITTALS

-        VOICE RESPONSE UNIT (VRU)

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                                PURPOSE OF TENDER

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-        Reduce EPS Dilution created by IPO

-        Provide liquidity to shareowners during Lockup Period

         -        Class A-1                  May 8, 2000

         -        Class A-2                  November 4, 2000

         -        Class A-3                  May 3, 2001


- Use net IPO proceeds of $5.27 billion to purchase up to 27% of Class A-1 Holdings or a maximum of 100.9 million shares

-        Tender Price of $60.00 per share

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                                 TENDER CALENDAR

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FEB 7 - 8

         -        Mail Tender Packages to Shareowners

MAR 3
         -        Tender Closes @ Midnight

MAR 6
         -        Press Release on Tender Results

MAR 8 - 13

         -        Printing & Mailing of Checks
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                             LETTER OF TRANSMITTAL

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-        Fixed Percentage Tender Offer of 27% Applied to Class A-1 Holdings by
         Account Type.

- Each account type will have a color-coded Letter of Transmittal indicating the maximum number of shares that can be tendered in that account. Along with color-coded instructions and color-coded return envelopes.

         -        Regular Account (Old Trust Account) - Tan

         - Certificate / Receipt Account (Brown Shares / Mix w / Receipts) - Yellow

         -        Individual Retirement Account (IRA) - Pink

         -        UPS Savings Advantage Account (401k) - Blue

-        Separate mailing to shareowner for each account.

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                              LETTER OF TRANSMITTAL

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-        Shareowner can tender 27% or less of Class A-1 shares by account

- Letter of Transmittal will allow for any "free" certificate / receipt number to be tendered. Receipts will be ranked in order to be sold.

- RECEIPTS WILL BE SOLD IN FULL, EXCEPT PARTIAL SHARES WILL BE TAKEN FROM THE LAST RECEIPT NEEDED TO FULFILL THE TOTAL SHARES TENDERED.

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                                 BUSINESS RULES

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-        Only "Free" shares can be sold in the Tender. No Hypo shares can be tendered.

- First Union suspension of all Transfers starting 01/31/00 until 03/05/00. Only hypo receipts can be released or exchanged during this period.

- Receipts with IRS liens or Court Ordered Restrictions can not be tendered.

-        1999 Post IPO MIP Share Count has been posted to the Class A-1
         Holdings.


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                                 BUSINESS RULES

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-        Any shares sold in the Tender Offer will not impact the additional 2.5%
         incentive.

-        Existing W-9 will be used for Withholding.

- UPS America Certificates must be surrendered from Certificate Holders for the number of certificate shares tendered.

- Letter of Transmittal must be received by March 3, 2000 prior to midnight at the designated First Union address or it is invalid.

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                                 BUSINESS RULES

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-        All rescinds, changes, terminations must be received in writing. No verbal requests will be accepted.

- All tender proceeds for Regular & Certificate accounts will be made by check and payable in U.S. Dollars. No Direct Deposit / EFT payments will be made.

- Tender proceeds for IRAs will be forwarded by First Union to your account at your IRA Institution. Shareowner responsibility to provide investment instructions to IRA provider.

- Tender proceeds for Savings Advantage accounts will be forwarded by First Union to your account at State Street and be reinvested according to your current investment elections.

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                                 BUSINESS RULES

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-        All Transfers are posted against Class A shares in the following order:
         A-1, A-2, A-3, unless otherwise instructed. Transfers are posted from and to the same Class A holding.

- In the event of a significant price movement after the tender has been launched, UPS has the right to change the terms of the tender. This would result in another tender mailing and a tender extension of 10 days.



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                           BUSINESS RULES - REJECTS -
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-        Rejected Letter of Transmittals will be NDA back to the shareowner with a reject letter explaining the error and necessary corrections.

-        Rejection Criteria

         -        No signature

         -        Signature does not match account name(s)

         -        Exceeded 27% of Class A-1 Holdings

         -        Did not write in share total to be tendered

         -        Did not rank shares to be tendered

         -        Tendered hypo/restricted shares

         -        Did not surrender certificate shares tendered

         -        Received after the Tender expiration

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                            VOICE RESPONSE UNIT (VRU)
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-        The First Union VRU will allow shareowners to inquiry on the receipt and good standing of their letter of transmittal. The VRU will indicate receipt number(s) tendered, shares on receipt number, receipt number with partial shares, and total shares tendered.

         -        VRU 1 877 413 2111(Toll Free Tender Line)

         -        Automated Access 24 hrs X 7 days

         -        Operator Access - Monday - Friday 8:00am -6:00pm EST

         -        Operator for Rejects & Verify Savings Advantage (401k)

         -        Voice Mail Option answered within 24 hrs by First Union